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                                                                    EXHIBIT 23.1

                        CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 2000 and October 29, 1999 included in Avenue A, Inc.'s Form S-1 Registration Statement (File No. 333-92301) and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
Seattle, Washington

February 28, 2000